                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 16, 1996

                            AMERICAN WAGERING, INC.
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter).

            Nevada                 000-20685                      880344658
- --------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                   IRS Employer
      of incorporation            File Number)               Identification No.)

        675 Grier Drive, Las Vegas, Nevada                         89119
- --------------------------------------------------------------------------------
     (Address of principal executive offices)                   (Zip Code)

                         Registrant's telephone number,
                      including area code: (702) 735-0101

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired.

            The Company files herewith by amendment the unaudited, condensed combined financial statements as of and for the three months ended March 31, 1995 and 1996 and the notes thereto for BSRB Resort Hotels and B-P Gaming Corporation, businesses acquired by the Company on May 15, 1996.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AMERICAN WAGERING, INC.
                                 --------------------------------
                                 (Registrant)

Date: June 25, 1996              By: /s/ Robert D. Ciunci
                                     ----------------------------
                                     Robert D. Ciunci
                                     Executive Vice President and
                                     Chief Financial Officer


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                 BSRB RESORT HOTELS AND B-P GAMING CORPORATION
                 ---------------------------------------------

           UNAUDITED CONDENSED COMBINED BALANCE SHEET - MARCH 31, 1996
           -----------------------------------------------------------

                                     ASSETS
                                     ------

CURRENT ASSETS:
  Cash and cash equivalents                                     $   788,437
  Other                                                             278,892
                                                               ------------
           Total current assets                                   1,067,329

PROPERTY AND EQUIPMENT, net                                       1,946,982

OTHER ASSETS                                                         48,406
                                                               ------------
                                                                $ 3,062,717
                                                                ===========

                         LIABILITIES AND OWNERS' DEFICIT
                         -------------------------------

CURRENT LIABILITIES:

 Current portion long-term debt                                 $    93,332
 Other                                                              304,099
                                                               ------------
           Total current liabilities                                397,431

LONG-TERM DEBT                                                    2,671,339

OWNERS' DEFICIT                                                      (6,053)
                                                               ------------
                                                                $ 3,062,717
                                                                ===========

       The accompanying notes are an integral part of this balance sheet.


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                  BSRB RESORT HOTELS AND B-P GAMING CORPORATION
                  ---------------------------------------------

              UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
              -----------------------------------------------------

               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996
               --------------------------------------------------

                                                    1995             1996
                                                -----------      --------

OPERATING REVENUES:
  Hotel revenue                               $     474,596    $     602,551
  Food revenue                                      289,466          333,179
  Casino revenue                                    123,875          154,397
  Other revenue                                      36,818           51,052
                                              -------------    -------------
                                                    924,755        1,141,179
  Less promotional allowances                        15,604           30,718
                                              -------------    -------------
         Net operating revenues                     909,151        1,110,461
                                              -------------    -------------

OPERATING COSTS AND EXPENSES:
  Direct costs and expenses:
    Hotel expenses                                  312,742          298,833
    Food expenses                                   249,778          287,303
    Casino expenses                                  46,692           62,736
  Other operating expenses:
    General and administrative expenses             108,969          202,773
    Utilities                                        33,836           35,267
    Depreciation and amortization                    57,994           53,584
    Rental expenses                                  40,104           46,071
                                              -------------    -------------
         Total operating costs and expenses         850,115          986,567
                                              -------------    -------------
OPERATING INCOME                                     59,036          123,894
                                              -------------    -------------

OTHER INCOME (EXPENSE):
  Rental and other income                              (369)          53,185
  Interest expense                                  (57,364)         (58,918)
                                              -------------    --------------
         Total other income (expense)               (57,733)          (5,733)
                                              -------------    -------------

NET INCOME (LOSS) BEFORE INCOME TAXES                 1,303          118,161

PROVISION FOR INCOME TAXES                               -                -
                                              -------------    ------------

NET  INCOME (LOSS)                            $       1,303    $     118,161
                                              =============    =============

   The accompanying notes are an integral part of these financial statements.

                  BSRB RESORT HOTELS AND B-P GAMING CORPORATION
                  ---------------------------------------------

              UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
              -----------------------------------------------------

               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996
               --------------------------------------------------

                                                                     1995           1996
                                                               --------------- -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $       1,303   $      118,161
                                                              -------------   --------------
  Adjustments to reconcile net income
    to net cash provided by operating activities:
     Depreciation and amortization                                   57,994           53,584
     Changes in assets and liabilities:
         Decrease (increase) in assets:
           Other current assets                                      70,689          (58,451)
           Other assets                                                 402          (24,403)
         Increase (decrease) in liabilities:
           Other current liabilities                                (28,405)          31,147
                                                              --------------   -------------
                Total adjustments                                   100,680            1,877
                                                               -------------  --------------
         Net cash provided by operating activities                  101,983          120,038
                                                               -------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES --
  Purchases of property and equipment                               (25,408)          (6,625)
                                                               -------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt, net                         498          545,593
  Net distributions                                                  (8,162)        (110,000)
                                                              --------------     ------------
         Net cash provided by (used in) financing activities         (7,664)         435,593
                                                              --------------     -----------

NET INCREASE IN CASH                                                 68,911          549,006

CASH AND CASH EQUIVALENTS, beginning of period                      263,409          239,431
                                                               ------------     ------------

CASH AND CASH EQUIVALENTS, end of period                        $   332,320      $   788,437
                                                                ============     ===========


   The accompanying notes are an integral part of these financial statements.

                  BSRB RESORT HOTELS AND B-P GAMING CORPORATION
                  ---------------------------------------------

           NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
           ----------------------------------------------------------

                             MARCH 31, 1995 AND 1996
                             -----------------------

1.       Information and Disclosure

         The accompanying unaudited financial statements do not include all information and disclosures required for fair presentation by generally accepted accounting principles. However, in the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) considered necessary to present fairly the financial position of the Company at March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1995 and 1996. The audited financial statements as of and for the years ended December 31, 1995 and 1994 and the notes thereto, included in American Wagering, Inc.'s SB-2 Registration Statement effective May 10, 1996, should be read in conjunction with these interim financial statements.

2.       Period Results Not Indicative of the Full Year

         The results of operations for the three month periods ended March 31, 1995 and 1996 are not necessarily indicative of the results to be expected for the full calendar year.

3.       Restructuring

         On April 1, 1995 Bruyea Pond Las Vegas, a Nevada general partnership, was dissolved in connection with the purchase of a partner's fifty percent interest by Leroy's Hotel Corporation, a Nevada corporation. The partnership has been succeeded by BSRB Resort Hotels, also a Nevada general partnership. The accompanying financial statements include the results of operations of BSRB Resort Hotels and its predecessor as if no change in the legal entity had occurred.

4.       Long-Term Debt

         In March, 1996, BSRB Resort Hotels borrowed $2.5 million under a bank promissory note, a portion of the proceeds of which were used to repay bank debt of approximately $2.0 million. The new agreement has an interest rate of prime (8.5% at March 31, 1996) plus 1.75%, is payable in monthly installments of principal and interest of approximately $25,000 with the balance of approximately $2.3 million due in May, 2001.

5.       Subsequent Event

         On May 15, 1996, American Wagering, Inc. (the parent of Leroy's Hotel Corporation, see Note 3) completed a public offering of its stock. The initial public offering price was $6.00 a share, with 2,250,000 shares being offered, not including the 337,500 shares associated with the underwriters' over-allotment option. A portion of the proceeds of the offering was used to purchase the remaining fifty percent interest in BSRB Resort Hotels and B-P Gaming Corporation. This acquisition has resulted in the dissolution of BSRB Resort Hotels, the operations of which became wholly-owned by Leroy's Hotel Corporation. In addition, B-P Gaming Corporation became a wholly-owned subsidiary of American Wagering, Inc.